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Exhibit No. 10.1

                           AMENDMENT TO PURCHASE AGREEMENT

     This Amendment to Purchase Agreement, dated as of November 13, 1998 (this "AMENDMENT"), is made by and among Saxton Incorporated ("SAXTON"), Diamond Key Homes, Inc., Diamond Key Construction LLC, Larison P. Clark ("SELLER") and Lisa
B. Clark ("CLARK"). Reference is made to that certain Stock and Membership Interest Purchase Agreement dated as of October 7, 1998 (as amended hereby, the "PURCHASE AGREEMENT"), by and among Saxton, Seller, Clark and the other parties thereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Purchase Agreement.

1. The Purchase Agreement is hereby amended by the addition thereto of paragraph (e) to Section 2.3 to read as follows:

     (e) Closing Net Book Equity shall be determined after giving effect to cash distributions by the Company to Seller and by the LLC to Seller and Clark in an aggregate amount equal to the excess of 42.5% of the combined estimated book income of the Company and the LLC for the period January 1, 1998 through November 6, 1998 over the sum of
          (i) the aggregate amount of prior cash distributions by the Company to Seller in respect of Seller's estimated 1998 federal and state income tax liabilities attributable to net income of the Company and (ii) the aggregate amount of prior cash distributions by the LLC to Seller and Clark in respect of Seller's and Clark's estimated 1998 federal and state income tax liabilities attributable to net income of the LLC (all such distributions for tax purposes being collectively, the "INITIAL DISTRIBUTIONS")

               Within 30 days after the Company has filed its 1998 federal Form 1120-S and its Arizona Form 120-S and the LLC has filed its 1998 federal form 1065 and its Arizona Form 165, Closing Net Book Equity shall be redetermined as if the Initial Distributions by the Company to Seller and by the LLC to Seller and Clark had been based on the actual incremental federal and state income tax liabilities of Seller and Clark attributable to Seller's distributive share of 1998 tax items of the Company and to Seller's and Clark's distributive shares of 1998 tax items of the LLC (such redetermination being, the "REDETERMINATION").

               If the Closing Net Book Equity after the Redetermination is greater than prior to the Redetermination, Buyer shall pay to Seller 50% of such difference. If the Closing Net Book Equity after the Redetermination is less than prior to the Redetermination, Seller shall pay to Buyer 50% of such difference.

2. The Purchase Agreement is hereby amended by the addition thereto of Section 3.29 to read as follows:

          Section 3.29 ADEQUATE FUNDING FOR FUTURE LOT LOANS AND CONSTRUCTION LOANS

               The Company and the LLC have adequate funding commitments, or are able to obtain adequate funding commitments, without incurring costs in excess of the financing costs of existing financing, for finished lot loans and pre-sold homes construction loans, required in the normal course of business consistent with past practices, for the sixty day period commencing on the Closing Date, without the use of any additional funds from Guaranty Federal Bank, F.S.B.

3. The Purchase Agreement is hereby further amended by the amendment and replacement of Section 4.7 to read as follows:

          4.7  FILINGS

               Buyer has timely made all filings required under the Securities Exchange Act of 1934, as amended, and, except as set forth on Schedule 4.7, none of such filings contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.


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4.             The Purchase Agreement is hereby further amended by the amendment and replacement of the definition of "Closing Net Book Equity" to read as follows:

               "CLOSING NET BOOK EQUITY" means 150% of the net book equity of the Company and the LLC determined as of November 6, 1998 by the Auditors pursuant to Section 2.3 of the Agreement; provided, however, that in making such determination all monies directly spent and expenses directly incurred by the Company and the LLC relating to the Taliverde Lot 94 shall be considered a distribution of equity to Seller.

5. The Purchase Agreement is hereby further amended to provide that, notwithstanding anything to the contrary contained in the Purchase Agreement or herein, Buyer shall not be obligated to deposit the Closing Escrow Deposit. Any payments to be made upon any adjustments made pursuant to Section 2.3 of the Purchase Agreement shall be made directly by Buyer or Seller, as the case may be. Additionally, notwithstanding anything to the contrary contained in the Purchase Agreement or herein, any references in the Purchase Agreement to the "Closing Escrow Deposit" or the "Closing Escrow Deposit Account" shall be deemed null and void and any provision of the Purchase Agreement containing any such reference shall be given effect to without taking into account any such reference.

6. Except with respect to the amendments to the Purchase Agreement expressly set forth above and except for the Limited Waiver dated November 13, 1998, by and between Saxton Incorporated, Seller, the Company and the LLC (a copy of which is attached hereto as EXHIBIT 1), no provision of the Purchase Agreement is hereby amended or waived.

7. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, all of which taken together shall constitute one and the same Amendment.

SAXTON INCORPORATED,                        DIAMOND KEY HOMES, INC.
A Nevada corporation                        an Arizona corporation


By:                                         By:
   --------------------------------            --------------------------------
Name:                                       Name:
Title:                                      Title:


LARISON P. CLARK                            DIAMOND KEY CONSTRUCTION LLC,
                                            An Arizona limited liability company

                                            By:
-----------------------------------            --------------------------------

LISA B. CLARK


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